UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 3, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

001-03433	The Dow Chemical Company	Delaware	38-1285128
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 1, 2019, DowDuPont Inc. (“DowDuPont”) completed the separation of its materials science business and Dow Inc. - formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the materials science business - became the direct parent company of The Dow Chemical Company and its consolidated subsidiaries ("TDCC" and together with Dow Inc., "Dow"). For informational purposes only, Dow Inc. and TDCC are furnishing: unaudited pro forma combined statements of income (the "pro forma income statements") and supplemental unaudited pro forma historical segment and geographic region information as set forth in Exhibit 99.1, and supplemental cash flow information as set forth in Exhibit 99.2, to this Current Report on Form 8-K. TDCC is deemed the predecessor to Dow Inc. and the historical results of TDCC are deemed the historical results of Dow Inc. for periods prior to and including March 31, 2019.

Leading up to the separation on April 1, 2019, The Dow Chemical Company and its consolidated subsidiaries ("Historical Dow" prior to separation) and E. I. du Pont de Nemours and Company and its consolidated subsidiaries ("Historical DuPont") engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science and specialty products. These steps were taken pursuant to the merger of equals transaction effective August 31, 2017, contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, under which Historical Dow and Historical DuPont became subsidiaries of DowDuPont.

The pro forma financial information included in Exhibit 99.1 to this Current Report on Form 8-K reflects the results of Dow and its consolidated subsidiaries after giving effect to the distribution to DowDuPont of Historical Dow’s agricultural sciences business (“AgCo”) and specialty products business (“SpecCo”) as discontinued operations and the receipt of Historical DuPont’s ethylene and ethylene copolymers businesses (other than its ethylene acrylic elastomers business) (“ECP”). In addition to the distribution of AgCo and SpecCo and the receipt of ECP, adjustments have also been made to the pro forma income statements for the impact of various manufacturing, supply and service related agreements Dow Inc. and/or certain of its subsidiaries have entered into with DowDuPont and Corteva, Inc. - formed as a wholly owned subsidiary of DowDuPont to serve as the parent company for DowDuPont’s agriculture business - in connection with the separation and other related pro forma adjustments. The supplemental pro forma historical segment information also reflects changes to corporate policies and allocations and the impact of changing TDCC's practice of transferring ethylene to its downstream derivative businesses at cost to transferring ethylene at market-based prices.

The information contained in this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) is being furnished pursuant to Regulation FD in order to provide the financial community with supplemental financial information and historical data that is on a basis consistent with how Dow Inc. and TDCC will report future financial information, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any filing under the Exchange Act and the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. This financial information should be read in conjunction with the separate historical financial statements and accompanying notes contained in TDCC's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as Dow Inc.'s Current Report on Form 8-K filed on April 2, 2019, and Dow Inc.’s Amendment No. 4 to the Registration Statement on Form 10 filed on March 8, 2019, with the U.S. Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
99.1
Corporate Profile, Unaudited Pro Forma Combined Statements of Income and Supplemental Pro Forma Historical Segment and Geographic Region Information, adjusted to reflect the separation from DowDuPont Inc., by quarter.

99.2	Supplemental Cash Flow Information adjusted to reflect the separation from DowDuPont Inc., by quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY
Date: June 3, 2019

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Controller and Vice President of Controllers and Tax

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